Exhibit 99.1

ICHOR HOLDINGS, LTD. ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

FREMONT, Calif., November 9, 2017–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid and gas delivery subsystems for semiconductor capital equipment, today announced financial results for the third quarter ended September 29, 2017 and guidance for the fourth quarter of 2017.

Highlights for the third quarter of 2017 and guidance for the fourth quarter of 2017 are as follows:

•	Revenue of $164.5 million
•	U.S. GAAP net income from continuing operations of $14.3 million and diluted earnings per share from continuing operations attributable to ordinary shareholders (“diluted EPS”) of $0.54
•	Non-GAAP adjusted net income from continuing operations of $16.3 million and non‑GAAP adjusted diluted EPS of $0.62
•	Fourth quarter revenue guidance of $175‑$185 million, exclusive of its previously announced acquisition of Talon Holdings, LLC (“Talon”)

“Our Q3 results of $164.5M in revenue and earnings of $0.62 per share continue our record of quarter over quarter growth,” said Tom Rohrs, Chairman and CEO of Ichor. “We are especially pleased with the addition of Cal‑Weld and our proprietary Liquid Delivery Module to our growing portfolio of products. We fully expect that our revenue guidance of $175M - $185M is the precursor of accelerating growth in our business.”

	Quarter Ended			Quarter Ended
	September 29, 2017	June 30, 2017	Change	September 29, 2017	September 23, 2016	Change
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$164,519	$159,733	+ 3%	$164,519	$105,687	+ 56%
Gross profit percent	14.7%	14.7%	n/c	14.7%	16.0%	- 130 bps
Operating margin percent	5.2%	7.4%	- 220 bps	5.2%	6.4%	- 120 bps
Net income from continuing operations	$14,298	$10,470	+ 37%	$14,298	$7,681	+ 86%
Diluted EPS	$0.54	$0.40	+ 35%	$0.54	$0.08	n/m (1)

	Quarter Ended			Quarter Ended
	September 29, 2017	June 30, 2017	Change	September 29, 2017	September 23, 2016	Change
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$164,519	$159,733	+ 3%	$164,519	$105,687	+ 56%
Gross profit percent	16.6%	15.8%	+ 80 bps	16.6%	16.0%	+ 60 bps
Operating margin percent	10.6%	10.5%	+ 10 bps	10.6%	9.1%	+ 150 bps
Adjusted net income from continuing operations	$16,325	$15,528	+ 5%	$16,325	$8,256	+ 98%
Diluted EPS	$0.62	$0.60	+ 3%	$0.62	$0.34 (2)	+ 82%

(1)

Comparing third quarter 2017 diluted EPS to third quarter 2016 is not meaningful, as during 2016 (through our December 2016 initial public offering (“IPO”)), EPS was calculated using the two‑class method, required for participating securities. See the table, Diluted Earnings per Share from Continuing Operations Attributable to Common Shareholders, attached to the end of this press release for a calculation of EPS under the two‑class method.

(2)

For the third quarter of 2016, assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with our December 2016 IPO occurred at the beginning of the measurement period, for comparability between periods. No adjustment is needed to diluted shares outstanding for the third and second quarters of 2017.

U.S. GAAP Financial Results Overview

For the third quarter of 2017, revenue was $164.5 million, net income from continuing operations was $14.3 million, and diluted EPS was $0.54. This compares to revenue of $159.7 million and $105.7 million, net income from continuing operations of $10.5 million and $7.7 million, and diluted EPS of $0.40 and $0.08, for the second quarter of 2017 and third quarter of 2016, respectively.

Non-GAAP Financial Results Overview

For the third quarter of 2017, non-GAAP adjusted net income from continuing operations was $16.3 million and non-GAAP adjusted diluted EPS was $0.62. This compares to non-GAAP adjusted net income from continuing operations of $15.5 million and $8.3 million, and non-GAAP adjusted diluted EPS of $0.60 and $0.34, for the second quarter of 2017 and third quarter of 2016, respectively.

Fourth Quarter 2017 Financial Outlook

For the fourth quarter of 2017, Ichor expects revenue and non-GAAP adjusted diluted EPS to be in the range of $175‑$185 million and $0.65‑$0.71, respectively. These figures exclude any effects from Ichor’s previously announced acquisition of Talon.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets and share‑based compensation expense, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

At September 29, 2017, Ichor had cash and restricted cash of $42.8 million, compared to cash and restricted cash of $52.6 million at December 30, 2016. The net decrease in cash was primarily due to $43.0 million of net cash provided by financing activities, including proceeds from the exercise of the underwriters’ over-allotment option in January 2017 in connection with our IPO, proceeds from the exercise of stock options by certain employees and board members of the Company, and proceeds from increased borrowings under our term loan facility and revolving credit facility, offset by our acquisition of Cal‑Weld of $49.5 million and capital expenditures of $6.6 million. Our operating cash flows of $0.9 million for the nine months ended September 29, 2017 was due to net income of $37.0 million and net non-cash charges of $3.9 million, partially offset by a net increase of $39.9 million in our net operating assets and liabilities.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended September 29, 2017, June 30, 2017, and September 23, 2016 were 13 weeks. References to the third quarter of 2017, second quarter of 2017, and third quarter of 2016 relate to the three months ended September 29, 2017, June 30, 2017, and September 23, 2016, respectively.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP adjusted net income from continuing operations and non-GAAP adjusted diluted EPS. Non-GAAP adjusted net income from continuing operations is defined as: net income from continuing operations; excluding amortization of intangible assets, share-based compensation expense, tax adjustments related to those non-GAAP adjustments; tax benefits from acquisitions; and other non-recurring charges. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by adjusted diluted ordinary shares, which assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with the IPO occurred at the beginning of the measurement period.

Management uses non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate Ichor’s operating and financial results. Ichor believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view Ichor’s results from management’s perspective. A table presenting the reconciliation of non-GAAP results to U.S. GAAP results is included at the end of this press release.

Conference Call

Ichor will conduct a conference call to discuss its third quarter 2017 results and business outlook on November 9, 2017 at 1:30 p.m. PT.

To listen to the conference call via the Internet, please visit the investor relations section of Ichor’s Web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 58939218.

A taped replay of the webcast will be available shortly after the call on Ichor’s website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 58939218.

About Ichor

Ichor is a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. Our primary offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as electroplating and cleaning. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. For more information, please visit Ichor’s website at: www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue and non-GAAP adjusted diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) the integration of Cal‑Weld with Ichor, including the ability to retain customers, suppliers and key employees, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (11) dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor’s filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of Ichor’s Annual Report on Form 10‑K or subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Contact:

Maurice Carson, 510-897-5200

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	September 29, 2017	December 30, 2016
Assets
Current assets:
Cash	$41,987	$50,854
Restricted cash	861	1,794
Accounts receivable, net	59,351	26,401
Inventories	110,632	70,881
Prepaid expenses and other current assets	3,617	7,061
Current assets from discontinued operations	21	99
Total current assets	216,469	157,090
Property and equipment, net	16,748	12,018
Other noncurrent assets	1,677	3,574
Deferred tax assets	1,388	570
Intangible assets, net	38,468	32,146
Goodwill	95,028	77,093
Total assets	$369,778	$282,491
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$91,553	$88,531
Accrued liabilities	7,179	6,554
Other current liabilities	5,897	5,421
Current portion of long-term debt	1,180	—
Current liabilities from discontinued operations	626	564
Total current liabilities	106,435	101,070
Long-term debt, less current portion, net	66,562	37,944
Deferred tax liabilities	440	606
Other non-current liabilities	2,516	1,173
Non-current liabilities from discontinued operations	31	39
Total liabilities	175,984	140,832
Shareholders’ equity
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 25,537,585 and 23,857,381 shares issued and outstanding, respectively)	3	2
Additional paid in capital	211,193	196,049
Accumulated deficit	(17,402)	(54,392)
Total shareholders’ equity	193,794	141,659
Total liabilities and shareholders’ equity	$369,778	$282,491

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2017	June 30, 2017	September 23, 2016	September 29, 2017	September 23, 2016
Net sales	$164,519	$159,733	$105,687	$472,956	$274,339
Cost of sales	140,323	136,227	88,802	401,239	230,349
Gross profit	24,196	23,506	16,885	71,717	43,990
Operating expenses:
Research and development	1,992	1,950	1,564	5,686	4,229
Selling, general, and administrative	11,430	7,984	6,782	26,272	20,329
Amortization of intangible assets	2,220	1,803	1,804	5,818	5,210
Total operating expenses	15,642	11,737	10,150	37,776	29,768
Operating income	8,554	11,769	6,735	33,941	14,222
Interest expense, net	739	675	1,183	2,104	3,245
Other expense (income), net	73	151	(241)	(325)	(384)
Income from continuing operations before income taxes	7,742	10,943	5,793	32,162	11,361
Income tax benefit from continuing operations	(6,556)	473	(1,888)	(5,558)	(1,427)
Net income from continuing operations	14,298	10,470	7,681	37,720	12,788
Discontinued operations:
Income (loss) from discontinued operations before taxes	—	(610)	16	(721)	(4,013)
Income tax expense from discontinued operations	8	—	23	9	26
Net loss from discontinued operations	(8)	(610)	(7)	(730)	(4,039)
Net income	14,290	9,860	7,674	36,990	8,749
Less: Undistributed earnings attributable to preferred shareholders	—	—	(7,628)	—	(8,707)
Net income attributable to ordinary shareholders	$14,290	$9,860	$46	$36,990	$42
Net income per share from continuing operations attributable to ordinary shareholders:
Basic	$0.57	$0.42	$0.43	$1.51	$0.72
Diluted	$0.54	$0.40	$0.08	$1.45	$0.16
Net income per share attributable to ordinary shareholders:
Basic	$0.57	$0.40	$0.43	$1.48	$0.49
Diluted	$0.54	$0.38	$0.08	$1.42	$0.11
Shares used to compute net income from continuing operations per share attributable to ordinary shareholders:
Basic	25,267,113	24,848,365	106,082	24,923,298	85,781
Diluted	26,278,147	26,063,527	542,949	26,008,346	380,501
Shares used to compute net income per share attributable to ordinary shareholders:
Basic	25,267,113	24,848,365	106,082	24,923,298	85,781
Diluted	26,278,147	26,063,527	542,949	26,008,346	380,501

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 29, 2017	September 23, 2016
Cash flows from operating activities:
Net income	$36,990	$8,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,351	7,049
Gain on sale of investments and settlement of note receivable	(241)	—
Share-based compensation	1,536	1,345
Deferred income taxes	(6,207)	(2,485)
Amortization of debt issuance costs	412	395
Changes in operating assets and liabilities, net of assets acquired:
Accounts receivable, net	(22,632)	(13,420)
Inventories	(18,915)	(10,236)
Prepaid expenses and other assets	4,112	(2,065)
Accounts payable	(2,081)	15,657
Accrued liabilities	(1,280)	1,397
Other liabilities	881	(2,361)
Net cash provided by operating activities	926	4,025
Cash flows from investing activities:
Capital expenditures	(6,609)	(2,253)
Cash paid for acquisitions, net of cash acquired	(49,542)	(17,406)
Proceeds from sale of intangible assets	—	230
Proceeds from sale of property, plant, and equipment	—	243
Proceeds from sale of investments and settlement note receivable	2,430	—
Net cash used in investing activities	(53,721)	(19,186)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	7,278	—
Proceeds from exercise of stock options	6,331	—
Debt issuance and modification costs	(319)	—
Borrowings under revolving commitment	10,000	12,000
Repayments on revolving commitment	—	(7,000)
Borrowing on long-term debt	20,000	15,000
Repayments on long-term debt	(295)	(3,723)
Net cash provided by financing activities	42,995	16,277
Net increase (decrease) in cash	(9,800)	1,116
Cash and restricted cash at beginning of year	52,648	24,188
Cash and restricted cash at end of quarter	$42,848	$25,304
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,518	$2,628
Cash paid (refunded) during the period for taxes	$150	$(129)
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$267	$197

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2017	June 30, 2017	September 23, 2016	September 29, 2017	September 23, 2016
	(in thousands, except share and per share amounts)
Net income from continuing operations	$14,298	$10,470	$7,681	$37,720	$12,788
Non-GAAP adjustments:
Amortization of intangible assets	2,220	1,803	1,804	5,818	5,210
Share-based compensation	623	569	372	1,536	1,344
Other non-recurring expenses, net (1)	2,076	952	698	2,528	2,753
Tax adjustments related to non-GAAP adjustments	(20)	(18)	(28)	(62)	(67)
Tax benefit from acquisitions (2)	(5,281)	—	(2,271)	(5,281)	(2,271)
Tax benefit from re-characterizing intercompany debt to equity (3)	(1,627)	—	—	(1,627)	—
Adjustments to cost of goods sold (4)	—	1,752	—	1,752	—
Fair value adjustment for Cal-Weld inventory (5)	3,004	—	—	3,004	—
Loss on Ajax acquisition arbitration settlement (6)	1,032	—	—	1,032	—
Non-GAAP adjusted net income from continuing operations	$16,325	$15,528	$8,256	$46,420	$19,757
Non-GAAP adjusted diluted EPS	$0.62	$0.60	$0.34	$1.78	$0.82
Shares used to compute diluted EPS (7)	26,278,147	26,063,527	24,322,119	26,008,346	24,142,743

(1)

Included in this amount for the third and second quarter of 2017 are (i) expenses incurred in connection with the secondary offering of our ordinary shares by FP and (ii) acquisition related expenses. Included in this amount for the nine months ended September 29, 2017 are (i) expenses incurred in connection with the secondary offering of our ordinary shares by FP, (ii) acquisition related expenses, (iii) a refund from FPC, and (iv) a gain on sale of our investment in CHawk. Included in this amount for the third quarter of 2016 and the nine months ended September 23, 2016 are (i) IPO preparation expenses, (ii) consulting fees paid to FPC, (iii) bonuses paid to members of our management in connection with the cash dividend paid by us in August 2015, and (iv) acquisition related expenses.

(2)

Included in this amount for the three and nine months ended September 29, 2017 is a $5.3 million tax benefit recorded as a result of the Company’s acquisition of Cal‑Weld in July 2017. Included in this amount for the three and nine months ended September 23, 2016 is a $2.3 million tax benefit recorded as a result of the Company’s acquisition of Ajax in April 2016.

(3)

In the third quarter of 2017 the Company re-characterized intercompany debt to equity between its U.S. and Singapore entities resulting in a tax benefit of $1.6 million related to the reversal of previously accrued withholding taxes.

(4)

During the second quarter of 2017, we corrected an error related to translating the inventory balances at our Malaysia and Singapore subsidiaries at an incorrect foreign currency rate. The error arose in prior period financial statements beginning in periods prior to 2014 and through 2016.  The correction resulted in a $1.75 million increase in cost of sales and a corresponding decrease in gross profit in our consolidated statement of operations and a decrease to inventories in our consolidated balance sheet during the second quarter of 2017.

(5)

As part of our purchase price allocation for Cal‑Weld, we recorded inventory at fair value, which included a fair value adjustment to inventory of $3.6 million. In the third quarter of 2017, we released $3.0 million of the fair value adjustment to cost of sales based on the sale of inventory during the quarter.

(6)

During the third quarter of 2017, we received a final arbitration ruling on our working capital claim with the sellers of Ajax. The ruling was outside the one year measurement period and therefore could not be considered an adjustment to goodwill, resulting in a charge to selling, general, and administrative expense.

(7)

Assumes the IPO shares sold, the conversion of preferred shares into ordinary shares, and vesting of restricted shares and options in connection with the IPO occurred at the beginning of the measurement period, for comparability between current and prior periods. No adjustment is needed to diluted shares outstanding for the third and second quarters of 2017 and for the nine months ended September 29, 2017.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended		Quarter Ended		Quarter Ended
	September 29, 2017		June 30, 2017		September 23, 2016
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$164,519	$164,519	$159,733	$159,733	$105,687	$105,687
Cost of sales (1)	140,323	137,277	136,227	134,448	88,802	88,795
Gross profit	24,196	27,242	23,506	25,285	16,885	16,892
Operating expenses (1)	15,642	9,733	11,737	8,440	10,150	7,283
Operating income	8,554	17,509	11,769	16,845	6,735	9,609
Interest expense	739	739	675	675	1,183	1,183
Other expense (income), net	73	73	151	151	(241)	(241)
Income from continuing operations before income taxes	7,742	16,697	10,943	16,019	5,793	8,667
Income tax expense (benefit) from continuing operations	(6,556)	372	473	491	(1,888)	411
Net income from continuing operations	$14,298	$16,325	$10,470	$15,528	$7,681	$8,256

(1)

Of the total share-based compensation expense non-GAAP adjustment, $42, $27, and $7 is included in cost of sales for the third quarter of 2017, second quarter of 2017, and third quarter of 2016, respectively, and $581, $542, and $365 is included in operating expenses for the third quarter of 2017, second quarter of 2017, and third quarter of 2016, respectively.

The following table calculates diluted EPS from continuing operations attributable to ordinary shareholders using the two class method, required for participating securities, as Ichor had two classes of stock during 2016. Beginning in the first quarter of 2017, Ichor no longer uses the two class method, as there is only one class of stock outstanding subsequent to our December IPO. All preferred shares were converted into ordinary shares in connection with our December IPO.

ICHOR HOLDINGS, LTD.

Diluted Earnings per Share from Continuing Operations Attributable to Common Shareholders

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2017	June 30, 2017	September 23, 2016	September 29, 2017	September 23, 2016
Net income from continuing operations	$14,298	$10,470	$7,681	$37,720	$12,788
Undistributed earnings attributed to preferred shareholders	—	—	(7,635)	—	(12,726)
Net income from continuing operations, attributable to ordinary shareholders (1)	$14,298	$10,470	$46	$37,720	$62
Net income per diluted share from continuing operations attributable to ordinary shareholders	$0.54	$0.40	$0.08	$1.45	$0.16
Diluted shares used to compute net income from continuing operations per share attributable to ordinary shareholders	26,278,147	26,063,527	542,949	26,008,346	380,501

(1)

Under the two-class method, net income attributable to ordinary shareholders after deduction of preferred share dividends, if any, is determined by allocating undistributed earnings between the ordinary shares and the participating securities based on their respective rights to receive dividends. Basic net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. All participating securities are excluded from basic weighted-average ordinary shares outstanding. Diluted net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding, including all potentially dilutive ordinary shares, if the effect of each class of potential shares of ordinary shares is dilutive.

For purposes of calculating EPS under the two-class method, an accounting policy election has been made to treat each income statement line item (net income from continuing operations, net income from discontinued operations, and net income) as an independent calculation and only allocate earnings to participating securities for those line items for which income is reported, as the participating securities do not have a contractual obligation to participate in losses. There is therefore no allocation of losses to participating securities for those line items for which a loss is reported. Under this method, the sum of the individual EPS income statement line items will not reconcile to the total net income per share.